UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10/A

(Amendment No. 3)

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LONGWEN GROUP CORP.
(Exact Name of the Registrant as Specified in its Charter)

Nevada	95-3506403
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Rm 219, No. 25 Caihe Rd.

Shangcheng Dist., Hangzhou, Zhejiang Province, 310002 China

(Address of Principal Executive Offices and Zip Code)

+86 0571-87099979

(Registrant’s Telephone Number, Including Area Code)

Corporate Creations Network Inc.

8275 SOUTH EASTERN AVENUE #200,

Las Vegas, NV, 89123, USA

(561) 694-8107

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

With copy to

William B. Barnett, Esq.

Barnett & Linn

60 Kavenish Drive

Rancho Mirage, CA 92270

(442) 274-7571

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Act:

Common Stock, Par Value $0.0001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 10 contains forward-looking statements that may be affected by matters outside our control that could cause materially different results.

Some of the information in this Form 10 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as, “may”, “will”, “expect”, “intend”, “project”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or similar terminology. They include statements regarding our:

· financial position,

· business plans,

· budgets,

· amount, nature and timing of capital expenditures,

· cash flow and anticipated liquidity,

· future operations of unknown nature costs,

· acquisition and development of other technology,

· future demand for any products and services acquired,

· operating costs and other expenses.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” and include:

· general economic conditions,

· our cost of operations,

· our ability to generate sufficient cash flows to operate,

· availability of capital,

· the strength and financial resources of our competitors,

· our ability to find and retain skilled personnel, and

· the lack of liquidity of our common stock.

Any of the factors listed above and other factors contained in this Form 10 could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this Form 10. Our forward-looking statements speak only as of the date made.

INTRODUCTORY COMMENT

Investing in our common stock is highly speculative and involves a significant degree of risk.  See “Risk Factors” beginning on page 19 of this registration statement for a discussion of information that should be considered before making a decision to purchase our common stock.

Investors are cautioned that you are purchasing the interests of Longwen Group Corp., which is a Nevada holding corporation without conducting operations and will be referred to hereinafter as the “Company”, or “we” or “LWLW”. Our only subsidiary, Hangzhou Longwen Enterprise Management Co., Ltd., which only operates in China, will be referred to in this registration statement as “subsidiary” or “Hangzhou Longwen”

We are a Nevada holding company without any operation and our operations are conducted by our wholly owned subsidiary in China. Because all of our operations are conducted in China through our wholly-owned subsidiary, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock. Further, this structure involves unique risks to investors. Please see “Summary of Significant Risks Related to Doing Business in China” beginning on page 9 and “Risk Factors” beginning on page 19 of this registration statement.

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Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As advised by our PRC legal counsel, Zhejiang TaoTeng Law Firm (“Zhejiang TaoTeng”), as of the date of this registration statement, we are not directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure (“VIE”) and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As further advised by our PRC legal counsel, as of the date of this registration statement, no effective laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other PRC governmental authorities for our overseas listing plan, nor has our company or our subsidiary received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC, CAC or any other PRC governmental authorities. In addition, these new laws and guidelines have not impacted the Company’s ability to conduct its business and accept foreign investments. The Company owns 100% equity interest of Hangzhou Longwen which mainly engages in project development and provide consulting services in culture fields and believes the new data security or anti-monopoly laws and regulations in PRC do not apply to the Company or its subsidiary. However, any change in foreign investment regulations, and other policies in China or related enforcement actions by China government could result in a material change in our operations and the value of our common stock and could significantly limit or completely hinder our ability to offer our common stock to investors or cause the value of our common stock to significantly decline or be worthless.

As advised by our PRC legal counsel, Zhejiang TaoTeng, our corporate structure currently does not and immediately after giving effect to the registration statement, will not result in any violation of the applicable PRC laws is currently valid, binding and enforceable in accordance with its terms and applicable PRC laws. However, the relevant governmental authorities may take a different view than us or because of the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, if it is determined that our current corporate structure is impermissible under PRC law, we may incur substantial costs to enforce such structure. Our 100% owned subsidiary, Hangzhou Longwen, was organized in the PRC and our corporate structure is governed by the PRC laws. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce our corporate structure. Furthermore, our corporate structure may not be enforceable in China if PRC government authorities or courts take a view that such corporate structure contravene PRC laws and regulations or is otherwise not enforceable for public policy reasons. In the event we were unable to be able to exert effective control over Hangzhou Longwen, and our ability to conduct our business may be materially and adversely affected. Our common stock may decline in value or become worthless if we are unable to assert control over the assets of our PRC subsidiary that conduct all or substantially all of our operations. – See detailed discussion of legal uncertainties and jurisdictional limits in China under “PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including those regarding the enforcement of laws, and sudden or unexpected changes, with little advance notice, in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.” on page 23.

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Transfer of Cash to and From Our Subsidiary

The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, Longwen Group Corp. (the “Company” or “LWLW”), directly controls Hangzhou Longwen Enterprise Management Co., Ltd.. (“Hangzhou Longwen” or the “WOFE”), a foreign-owned company established in People’s Republic of China.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. If the Company intends to distribute dividends, the Company will transfer the dividends from Hangzhou Longwen to LWLW in accordance with the laws and regulations of the PRC, and then the dividends will be distributed from LWLW to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. We are able to have such transfer through banks in China under current account items, such as profit distributions and trade and service-related foreign exchange transactions, which can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements with the banks. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

3. To date, no cash and other asset transfers have occurred between the Company and our subsidiary, Hangzhou Longwen, and no dividends or distributions have been made from Hangzhou Longwen to the Company. As of the date of the registration statement, the Company has not paid any dividends to investors. For the foreseeable future, the Company intends to use the earnings for hiring experienced specialist in culture fields and to explore new business consulting projects.. As a result, we do not expect to pay any cash dividends.

4. Our PRC subsidiary’s ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiary to transfer profits to LWLW only out of its after-tax accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Other than discussed above, we don’t have any cash management policies that dictate the amount of such funding between the Company, our subsidiary or investors.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiary in the PRC incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

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Pursuant to the Holding Foreign Companies Accountable Act (“HFCAA”), the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Simon & Edward, LLP, is based in the U.S. and is registered with PCAOB and was not identified in this report as a firm subject to the PCAOB’s determination. On August 26, 2022, the China Securities Regulatory Commission, or CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Notwithstanding the foregoing, if the PCAOB is not able to fully conduct inspections of our auditor’s work papers in China, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities may be prohibited under the HFCAA. In addition, under the HFCAA, our securities may be prohibited from trading on the U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Common Stock being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See Risk Factor “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our registration statement. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.”

ITEM 1: DESCRIPTION OF BUSINESS

Organization and Corporate History

Longwen Group Corp. (the “Company”), was originally incorporated as Expertelligence, Inc in the State of California on March 31, 1980 and reincorporated in the State of Nevada on November 17, 2005.  On January 23, 2017, after a series of various name changes, the Company amended its Articles of Incorporation (“Charter Amendment”) to affect the current name change of Longwen Group Corp with trading symbol of “LWLW”.

The Company underwent a change of control on January 21, 2016, at which time Harold Minsky resigned in all officer positions. G. Reed Petersen and White Rim Cattle Company LLC each purchased 25,000,000 shares of common stock of the Company from Harold Minsky. Mr. Petersen is the Member Manager of White Rim Cattle Company, LLC and thus can be considered a control person of all 50,000,000 shares of stock of the Company. Pursuant to a Board of Directors meeting, Mr. Petersen was elected to and accepted all the officer positions previously held by Harold Minsky.

On or about April 5, 2016, the Company affected a 1 for 750 share reverse split of its issued and outstanding common stock. On such date, the Company’s common stock was reduced from 95,164,140 to 127,061 shares outstanding.

Effective November 29, 2016, G. Reed Peterson sold 66,667 shares of common stock of the Company to Longwen Group Corporation (Cayman Island), a Cayman Island company (“Longwen Cayman”). All of the shares held by Longwen Cayman are restricted securities.  As a result of the transactions, Mr. Petersen no longer owns any of the Company’s capital stock or securities and he and his affiliates waived all loans and other amounts due to the Company. In addition, on such date, Mr. Petersen resigned in all officer capacities from the Company, and Mr. Xizhen Ye, President of Longwen Cayman, was appointed as a sole Director of the Company and President and Chief Executive Officer and Chief Financial Officer of the Company. On August 22, 2018, Mr. Lizhong Lu was appointed as a director of Board.

From August 2018 to June 2021, the Company was seeking potential business mergers and acquisitions in order to increase its value of the common stock. However, due to the impact of the Covid-19 pandemic, the progress was delayed and the target was not successfully achieved.

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On June 9, 2021, Anthony Lombardo (“Lombardo”) filed an Application for Appointment of Custodian (“Application”) with the Eighth Judicial District Court in Nevada to request the custodianship of the Company due to the Company’s non-response and late filing with the State of Nevada. On June 24, 2021, a hearing was held on this Application, where Lombardo was named temporary custodian of the Company. Subsequently after Lombardo’s custodianship, Deanna Johnson was appointed as the CEO, CFO and Secretary of the Company. On September 1, 2021, Deanna Johnson appointed Joseph Passalaqua (“Joseph”) as CEO, CFO and Secretary and resigned from all positions in the Company, On October 25, 2021, Mr. Xizhen Ye (“Ye”), who was the officer and director of the Company prior to Lombardo’s custodianship, and Longwen Group Corporation, a Cayman Island corporation, filed a Motion to Dissolve Custodianship (“Motion”) with the Eighth Judicial District Court of Nevada State. On January 12, 2022, in accordance with a Settlement Agreement regarding Lombardo’s custodianship, Mr. Ye was reinstated his positions as the officer and director of the Company, along with the reinstatement of the other Company’s director, Lizhong Lu, who was also in place prior to Lombardo’s custodianship. On February 9, 2022, pursuant to the Settlement Agreement, Joseph transferred 65,000,000 common stocks of the Company owned by him to Mr. Ye. On February 17, 2022, the Eighth Judicial District Court formally dismissed Lombardo’s custodianship for the Company.

On February 23, 2022, the Company entered into an Acquisition Agreement with a third-party individual to acquire the 100% ownership of Hangzhou Longwen Enterprise Management Co., Ltd. (“Hangzhou Longwen”), a wholly Foreign-Owned Enterprise (“WOFE”) in Hangzhou, the People’s Republic of China (the “PRC”), for a total cash consideration of $1,000. As a result of the acquisition, Hangzhou Longwen became the Company’s wholly owned subsidiary in the PRC. Hangzhou Longwen was originally registered on January 4, 2012 and has minimum operations since its inception and the Company recognize $1,000 goodwill as a result of the business acquisition.

On March 15, 2022, Hangzhou Longwen entered into a Consulting Service Agreement (the “Service Agreement”) with Yunnan Yusu Import and Export Trading Co., Ltd (China) (“Yunnan Yusu”), pursuant to which, Hangzhou Longwen will provide a series of consulting services to Yunnan Yusu, including to assist in the preparation of jadeite sales and purchase agreement, assist with tax filing, assist with financial report preparation, assist with jadeite business negotiation and business website maintenance.

Currently, the Company’s revenues are mainly derived from the consulting services with Yunnan Yusu, which totaled $1,171 for the three months ended March 31, 2022.

The following diagram illustrates our corporate structure as of the date of this registration statement based on the current outstanding common shares of the Company.

• Longwen Group Corp., a Nevada holding company, was originally incorporated as Expertelligence, Inc in the State of California on March 31, 1980 and reincorporated in the State of Nevada on November 17, 2005.

•         Hangzhou Longwen Enterprise Management Co., Ltd.. (“Hangzhou Longwen” or the “WOFE”), a wholly foreign-owned enterprise established in the PRC on January 4, 2012, and now is 100% directly owned by Longwen Group Corp.

•         Investors are purchasing their interests in Longwen Group Corp. which is a Nevada holding company without conducting operations. Hangzhou Longwen is the only subsidiary of LWLW through which the Company’s operations are conducting in China.

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As advised by our PRC legal counsel, Zhejiang TaoTeng, our corporate structure currently does not and immediately after giving effect to the registration statement, will not result in any violation of the applicable PRC laws is currently valid, binding and enforceable in accordance with its terms and applicable PRC laws. However, the relevant governmental authorities may take a different view than us or because of the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, if it is determined that our current corporate structure is impermissible under PRC law, we may incur substantial costs to enforce such structure. Our 100% owned subsidiary, Hangzhou Longwen, was organized in the PRC and our corporate structure is governed by the PRC laws. The legal environment in the PRC is not as developed as in the United States. As a result, uncertainties in the PRC legal system could further limit our ability to enforce our corporate structure. Furthermore, our corporate structure may not be enforceable in China if PRC government authorities or courts take a view that such corporate structure contravene PRC laws and regulations or is otherwise not enforceable for public policy reasons. In the event we were unable to be able to exert effective control over Hangzhou Longwen, and our ability to conduct our business may be materially and adversely affected. Our common stock may decline in value or become worthless if we are unable to assert control over the assets of our PRC subsidiary that conduct all or substantially all of our operations. – See detailed discussion of legal uncertainties and jurisdictional limits in China under “PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including those regarding the enforcement of laws, and sudden or unexpected changes, with little advance notice, in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.” on page 23.

Regulatory Permissions

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities, which were made available to the public on July 6, 2021. The Opinions on Strictly Cracking Down on Illegal Securities Activities emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-based overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. It is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we will be required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this registration statement and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

In the opinion of our PRC legal counsel, Zhejiang TaoTeng Law Firm (“Zhejiang TaoTeng”), as of the date of this registration statement, neither we nor our subsidiary is currently required to obtain any approval from any PRC governmental authorities, including the China Securities Regulatory Commission (the “CSRC”), or Cybersecurity Administration Committee (the “CAC”), or any other governmental agency to list our common stock on U.S. exchanges and offer our common stock to foreign investors. We are also not currently covered by the permission requirements from the CSRC, the CAC or any other governmental agency that are required to approve our operations in China, and we have received all requisite permissions to operate our business in China and no permission has been denied. Moreover, we have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, CAC or other PRC governmental authorities required for overseas listings, including this registration statement. As of the date of this registration statement, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this registration statement from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC, or the CAC or any other governmental agency is required for this registration statement, we may face sanctions by the CSRC, the CAC or other PRC governmental agency. These governmental agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. In addition, if the CSRC, the CAC or other PRC governmental agencies later promulgate new rules requiring that we obtain their approvals for this registrations statement or our future offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Our wholly owned subsidiary, Hangzhou Longwen, is incorporated and operating in mainland China. Hangzhou Longwen has received all permission required to obtain from Chinese authorities to operate its current business in China, including Business License and Bank Account Open Permit. Currently, the Chinese government may intervene or influence our operations in China or this registration statement at any time, which could result in a material change in our operations and our common stock could decline in value or become worthless.

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On November 14, 2021, the Cyberspace Administration of China or the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As advised by our PRC legal counsel, Zhejiang TaoTeng, we are not among the “operator of critical information infrastructure” or “data processor” as mentioned above. The Company, through Hangzhou Longwen, provides project development and consulting services in culture fields in China, and neither the Company nor its subsidiary is engaged in data activities as defined under the Personal Information Protection Law, which includes, without limitation, collection, storage, use, processing, transmission, provision, publication and deletion of data. In addition, neither the Company nor its subsidiary is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, Measures for Cybersecurity Review (2021 version) was recently adopted and the Regulations on Network Data Security (draft for comments) is in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remain uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

Summary of Significant Risks Related to Doing Business in China

Investing in our Common Stock involves significant risks. You should carefully consider all of the information in this registration statement before making an investment in our Common Stock. Below please find a summary of the significant risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risk of new regulations, significant new government oversight in China. As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. New regulations and policies, which may be adopted with little notice, could result in a material change in our operations could cause the value of such securities to significantly decline or be worthless.–See detailed discussion under “Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.” on page 19.

Risk of additional future government oversight and control over foreign offerings of China-based companies. Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. Although our business is not of the type currently subject to government review in China prior to a foreign securities offering, any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the PRC government could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. –See detailed discussion under “If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” on page 20.

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Uncertainties with respect to the PRC legal system. The PRC has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. –See detailed discussion under “PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including those regarding the enforcement of laws, and sudden or unexpected changes, with little advance notice, in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.” on page 23.

Potential Limitations on the ability to receive dividends from our PRC subsidiary. We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have. Current PRC regulations permit our PRC subsidiary to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC subsidiary, as a Foreign Invested Enterprise, or FIE, is required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50 percent of its registered capital. These reserves are not distributable as cash dividends. Any limitation on the ability of our PRC subsidiary to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.–See detailed discussion under “We are a holding company and will rely on dividends paid by our subsidiary for our cash needs. Any limitation on the ability of our subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stocks.” on page 27.

Approval from the PRC Authorities to issue our common stock to foreign investors or list on a foreign exchange. As of the date of this registration statement, we (1) are not required to obtain any approval from any PRC authorities, including the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other PRC governmental agency to issue our Common Stock to foreign investors and list on a foreign exchange, (2) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our PRC subsidiary’s operations, and (3) have not received or were denied such approval or permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiary, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this registration statement. As of the date of this registration statement, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this registration statement from the CSRC, the CAC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.–See detailed discussion under “If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our common stock to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” on page 20.

Risk of adverse Changes in China’s economic, political or social conditions or government policies. Substantially all of our assets and operations are located in the PRC. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures, or other economic, political, or social developments in China may cause decreased economic activity in the PRC, which may adversely affect our business and operating results. –See detailed discussion under “Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.” on page 22.

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Risk of non-compliance with labor-related laws and regulations of the PRC. We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. We believe our current practice complies with the Labor Contract Law and its amendments. If we are deemed to have violated relevant labor laws and regulations, however, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected. –See detailed discussion under “Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.” on page 23.

Risks related to service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the registration statement based on foreign laws. We conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all of our current officers reside within China and are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside the PRC. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.–See detailed discussion under “You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the registration statement based on foreign laws.” on page 33.

Risks related to PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion. Any funds we transfer to our PRC subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, in China, capital contributions to our PRC subsidiary are subject to the approval of or filing with the Ministry of Commerce, or MOFCOM or its local branches and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, any medium or long-term loan to be provided by us to our PRC operating subsidiary, must be registered with certain authorities. If we fail to complete such registrations, our ability to use the proceeds of our future offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. –See detailed discussion under “PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may impact us to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” on page 22.

Risk of fluctuations in exchange rates. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. It is difficult to predict how long such appreciation of RMB against the U.S. dollar may last and when and how the relationship between the RMB and the U.S. dollar may change again. All of our revenues and substantially all of our costs are denominated in Renminbi. We rely on dividends paid by our operating subsidiary in China for our cash needs. Any significant revaluation of Renminbi may materially and adversely affect our results of operations and financial position reported in Renminbi when translated into U.S. dollars, and the value of, and any dividends payable on, the common stock in U.S. dollars. –See detailed discussion under “Because our business is conducted in RMB and the price of our common stock is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.” on page 28.

Risks related to governmental control of currency conversion. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, we primarily rely on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the common stock. –See detailed discussion under “Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.” on page 29.

Risk that certain PRC regulations may make it more difficult for us to pursue growth through acquisitions. Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the NPC which became effective in 2008 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. –See detailed discussion under “The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.” on page 32.

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Risks related to inability of U.S. regulatory bodies to conduct investigations or inspections of our operations in China. Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in China. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited. –See detailed discussion under “U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.” on page 30.

Risks related to potential classification as a PRC resident enterprise for PRC income tax purposes. Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders (including the common stockholders) may be subject to PRC tax on gains realized on the sale or other disposition of the common stock, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders (including the common stockholders) and any gain realized on the transfer of the common stock by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). –See detailed discussion under “Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.” on page 29.

Risks related to a future determination that the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect or investigate our auditor completely. The audit report included in this registration statement was issued by Simon & Edward, LLP (“S&E”) a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. We have no intention of dismissing S&E in the future or of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. The PCAOB is currently unable to conduct inspections in China without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors' audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. In addition, under the HFCAA, our securities may be prohibited from trading on the U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Common Stock being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

Pursuant to the HFCAA, the PCOAB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCOAB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Simon & Edward, LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination. On August 26, 2022, the China Securities Regulatory Commission, or CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. –See detailed discussion under “The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our registration statement. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.” on page 30.

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Transfer of Cash to and From Our Subsidiary

The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, Longwen Group Corp. (the “Company” or “LWLW”), directly controls Hangzhou Longwen Enterprise Management Co., Ltd.. (“Hangzhou Longwen” or the “WOFE”), a foreign-owned company established in People’s Republic of China.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. If the Company intends to distribute dividends, the Company will transfer the dividends from Hangzhou Longwen to LWLW in accordance with the laws and regulations of the PRC, and then the dividends will be distributed from LWLW to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. We are able to have such transfer through banks in China under current account items, such as profit distributions and trade and service-related foreign exchange transactions, which can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements with the banks. However, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

3. To date, no cash and other asset transfers have occurred between the Company and our subsidiary, Hangzhou Longwen, and no dividends or distributions have been made from Hangzhou Longwen to the Company. As of the date of the registration statement, the Company has not paid any dividends to investors. For the foreseeable future, the Company intends to use the earnings for hiring experienced specialist in culture fields and to explore new business consulting projects.. As a result, we do not expect to pay any cash dividends.

4. Our PRC subsidiary’s ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiary to transfer profits to LWLW only out of its after-tax accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our subsidiary in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. Other than discussed above, we don’t have any cash management policies that dictate the amount of such funding between the Company, our subsidiary or investors.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiary in the PRC incur debt on its own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Taxation

The following summary of material PRC and U.S. federal income tax consequences of an investment in our common stock is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our common sock, such as the tax consequences under state, local and other tax laws.

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People’s Republic of China Taxation

Under the PRC EIT Law and its implementation rules, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the Circular of the SAT on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in the PRC only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our Company is a company incorporated outside the PRC. As a Nevada holding company, our records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that our Company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Nevada holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders. In addition, nonresident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of common stock, as if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of common stock by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether in practice non-PRC shareholders of our Company would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

United States Federal Income Taxation Considerations

The following discussion is a summary of United States federal income tax considerations generally applicable to the ownership and disposition of our Common Stock by a U.S. holder (as defined below) that acquires our Common Stock and holds our Common Stock as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Common Stock as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, investors required to accelerate the recognition of any item of gross income with respect to our Common Stock as a result of such income being recognized on an applicable financial statement, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax or any non-income tax (such as the U.S. federal gift or estate tax) considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Common Stock.

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General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Common Stock that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code or applicable United States Treasury regulations.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Common Stock and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Common Stock.

Sale or Other Disposition of Common Stock

Subject to the PFIC rules discussed below, a U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of Common Stock in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such Common Stock. Any capital gain or loss will be long-term if the Common Stock have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of individuals and other non-corporate U.S. holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations.

In the event that we are treated as a PRC “resident enterprise” under the Enterprise Income Tax Law and gain from the disposition of the Common Stock is subject to tax in the PRC, a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC source income. If a U.S. holder is not eligible for the benefits of the income tax treaty or fails to make the election to treat any gain as foreign source, then such U.S. holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of the Common Stock unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. holders are advised to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Common Stock, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as PRC source.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our Common Stock, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the Common Stock), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Common Stock. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for the Common Stock;

●	such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which

●	we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our Common Stock and any of our non-United States subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

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 As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to our Common Stock, provided that the Common Stock is regularly traded on a qualified exchange.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our Common Stock will generally continue to be subject to the general PFIC rules with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes. If a mark-to-market election is made, the U.S. holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Common Stock held at the end of the taxable year over the adjusted tax basis of such Common Stock and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Common Stock over the fair market value of such Common Stock held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the Common Stock would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Common Stock will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the Common Stock is no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. holder owns our Common Stock during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Enforceability of Civil Liabilities

We are incorporated under the laws of Nevada State, United States. However, all of our assets are substantially located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Corporate Creation Network Inc., located at 8275 S. Eastern Avenue #200, Las Vegas, NV 89123, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any State of the United States.

Zhejiang TaoTeng, our counsel as to PRC law, has advised us that (1) it would be highly unlikely that the courts of the PRC would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (2) there is uncertainty as to whether the courts of the PRC would entertain original actions brought in the PRC against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Zhejiang TaoTeng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments under certain circumstances in accordance with the requirements of the PRC Civil Procedure Law. Commerce & Finance Law Offices has advised us further that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest may be recognized and enforced by a PRC court, based either on bilateral treaties or international conventions contracted by China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no bilateral treaty, international convention or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, it would be highly unlikely that a PRC court would enforce judgments rendered by U.S. courts

Revenue

We have no revenues for the years ended December 31, 2021 and 2020 due to the ongoing business restructuring and Covid-19 pandemic. We had total revenues of $1,171 for our first quarter ended March 31, 2022.

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General Business Plan

The Company’s primary objective is to engage in project development and management and to provide consulting services in culture fields, including antique project promotion and development, traditional magazine project cooperation and development, the marketing and development of audio and visual products and etc.

On March 15, 2022, Hangzhou Longwen, the Company’s 100% controlled subsidiary, entered into a Consulting Service Agreement (the “Service Agreement”) with Yunnan Yusu Import and Export Trading Co., Ltd (China) (“Yunnan Yusu”). Pursuant to the Service Agreement, Hangzhou Longwen will provide a series of consulting services to Yunnan Yusu including to assist in the preparation of jadeite sales and purchase agreement, assist with tax filing, assist with financial report preparation, assist with jadeite business negotiation and business website maintenance.

Sales and Marketing

Currently, our main revenues are mainly derived from the consulting services with Yunnan Yusu, which totaled $1,171 for the three months ended March 31, 2022. Our President, Mr. Ye is an excellent industry professional in the cultural projects management and development field for more than 20 years. We believe he has the wealth of experience and contacts to help the Company to expand our business from the culture market.

Competition

The culture market is highlight competitive and many traditional cultural typed companies may provide more services and platforms that we do currently. In order to successfully compete in our industry, we will need to:

•	Retain more valuable professionals of the cultural market;

•	Raise funds to support our business plan;

•	Set up an effective platform to promote our business strategy;

However, there can be no assurance that even if we do these things, we will be able to compete effectively with the other companies in our industry. We believe that we have the required management expertise in the cultural industry with good marketing strategy and compatible service package.

Intellectual Property

We own no intellectual property.

Employees

We presently have one employee. However, we have engaged accounting, legal, consultant and other part-time and occasional services.

Our board has two members at present. Mr. Xizhen Ye is our CEO, President, CFO and Secretary and a Director. Mr. Lizhong Lu is also a Director of the Company. Both Mr. Ye and Mr. Lu are part time and Mr. Ye devotes approximately 30 hours per week to Company affairs.

Factors Effecting Future Performance

Our goal is to obtain debt and/or equity financing to meet our ongoing operating expenses and attempt to merge with another entity with experienced management and opportunities for growth in return for shares of our common stock to create value for our shareholders.

Although there is no assurance that this series of events will be successfully completed, we believe we can successfully complete an acquisition or merger which will enable us to continue as a going concern. Any acquisition or merger will most likely be dilutive to our existing stockholders.

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Jumpstart Our Business Startups Act

The disclosure contained below, discusses generally the terms of the “Jumpstart Our Business Startups Act”. Currently the Company has limited operations or revenues and as such does not anticipate that it will affect certain of the transactions covered by such Act until, if at all, the time a change in control of the Company is affected. Until at such time the Company effects a change in control it does not anticipate that it will benefit from the exemptions from certain financial disclosure required in a registration statement as well as the simplification of the sale of securities and the relaxation of general solicitation for Rule 506 offerings.

In April, 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1.07 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company’s IPO;

(iii) the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company and will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

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The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act Section 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non- emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period. The factors affecting our future performance are listed and explained below under the section “Risk Factors” below.

ITEM 1A: RISK FACTORS

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this registration statement before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to Doing Business in the People’s Republic of China (“PRC”)

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

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•	Delay or impede our development;

•	Result in negative publicity or increase our operating costs;

•	Require significant management time and attention; and

•	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could reduce revenues, increase costs and require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our common stock.

Furthermore, if the PRC government determines that our corporate structure does not comply with PRC regulations, or if these regulations change or are interpreted different in the future, our securities may decline in value or become worthless if the determinations, changes or interpretations result in our inability to assert control over the assets of our PRC subsidiary that accordingly conduct all or substantially all of our operations.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. PRC has recently adopted new rules that requires companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China-based internet giants. Pursuant to the Measures for Cybersecurity Review (2021 version) which was promulgated and took effect on February 15, 2022, any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

Our business belongs to the consulting services of cultural industry in China, which does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Based on the advice of our PRC legal counsel, Zhejiang TaoTeng, and our understanding of currently applicable PRC laws and regulations, as of the date of this registration statement, our registered common stock, listing and trading of our common stock on the over-the-counter stock market or public offering in the U.S. is not subject to the review or any prior approval of the Cyberspace Administration of China (the “CAC”) , the China Securities Regulatory Commission (the “CRSC”) or any other PRC governmental agency. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CRSC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

If the Chinese government were to impose new requirements for approval from the PRC Authorities to issue our common stock to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

As of the date of this registration statement, we (1) are not required to obtain any approval from any PRC authorities, including the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other PRC governmental agency to issue our common stock to foreign investors and list on a foreign exchange, (2) are not subject to permission requirements from the CSRC, the CAC or any other entity that is required to approve of our PRC subsidiary’s operations, and (3) have not received or were denied such approval or permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiary, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this registration statement. As of the date of this registration statement, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this registration statement from the CSRC, the CAC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

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According to the Administration Provision and the Measures (Draft for Comments), only new initial public offerings and refinancing by existent overseas listed Chinese companies will be required to go through the filing process with PRC administrations; other existent overseas listed companies will be allowed sufficient transition period to complete their filing procedure. However, it is uncertain when the Administration Provision and the Measures will take effect or if they will take effect as currently drafted. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this registration statement or our future offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this registration statement, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

PRC regulations relating to investments in foreign companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary or limit our PRC subsidiary’ ability to increase their registered capital or distribute profits.

As an U.S. holding company of our PRC subsidiary, we may make loans to our PRC subsidiary or may make additional capital contributions to our PRC subsidiary, subject to satisfaction of applicable governmental registration and approval requirements.

Any loans we extend to our PRC subsidiary, which are treated as foreign-invested enterprises under PRC law, cannot exceed the statutory limit and must be registered with the local counterpart of the State Administration of Foreign Exchange (“SAFE”).

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. In February, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in our U.S. holding company and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC subsidiary’s ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

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In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from our future offering and to fund our PRC may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may impact us to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, in China, capital contributions to our PRC subsidiary are subject to the approval of or filing with the Ministry of Commerce, or MOFCOM or its local branches and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, any medium or long-term loan to be provided by us to our PRC operating subsidiary, must be registered with certain authorities. If we fail to complete such registrations, our ability to use the proceeds of our future offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from loans or capital contributions of the Company to fund our PRC operating subsidiary, to invest in or acquire any other PRC companies through our PRC Subsidiary, which may adversely affect our business, financial condition and results of operations.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in the PRC. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over the PRC’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

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While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in the PRC, in the policies of the Chinese government or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our consulting services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in the PRC, which may adversely affect our business and operating results.

Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and was amended in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. We believe our current practice complies with the Labor Contract Law and its amendments. However, the relevant governmental authorities may take a different view and impose fines on us.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Uncertainties with respect to the PRC legal system, including those regarding the enforcement of laws, and sudden or unexpected changes, with little advance notice, in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

Our subsidiary, Hangzhou Longwen is formed under and governed by the laws of the PRC. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference, but have limited precedential value. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties.

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In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties and sudden changes, sometimes with little advance notice. As a significant part of our business is conducted in China, our operations are principally governed by PRC laws and regulations, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a China-based company, such as our company, to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Furthermore, if China adopts more stringent standards with respect to certain areas such as environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Certain areas of the law, including intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. We may be liable for improper use or appropriation of personal information provided by our customers.

We may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the National People’s Congress of China (SCNPC) issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017.

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Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

The PRC regulatory requirements regarding cybersecurity are constantly evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In November 2016, the SCNPC passed China’s first Cybersecurity Law (“CSL”), which became effective in June 2017. The CSL is the first PRC law that systematically lays out the regulatory requirements on cybersecurity and data protection, subjecting many previously under-regulated or unregulated activities in cyberspace to government scrutiny. The legal consequences of violation of the CSL include penalties of warning, confiscation of illegal income, suspension of related business, winding up for rectification, shutting down the websites, and revocation of business license or relevant permits. In April 2020, the Cyberspace Administration of China and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in June 2020. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On July 10, 2021, the Cyberspace Administration of China issued a revised draft of the Measures for Cybersecurity Review for public comments (“Draft Measures”), which required that, in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments,” The cybersecurity review will also investigate the potential national security risks from overseas IPOs. On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits. The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. Further, if the enacted version of the Measures for Cybersecurity Review mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all.

On August 20, 2021, the SCNPC promulgated the PRC Personal Information Protection Law, which will take effect in November 2021. The Personal Information Protection Law provides that any entity involving processing of personal information (“Personal Information Processer”)shall take various measures to prevent the disclosure, modification or losing of the personal information processed by such entity, including, but not limited to, formulating a related internal management system and standard of operation, conducting classified management of personal information, taking safety technology measures to encrypt and de-identify the processed personal information, providing regular safety training and education for staff and formulating a personal information safety emergency accident plan. The Personal Information Protection Law further provides that a Personal Information Processer shall conduct a prior evaluation of the impact of personal information protection before the occurrence of various situations, including, but not limited to, processing of sensitive personal information (personal information that, once leaked or illegally used, may lead to discrimination against an individual or serious harm to an individual’s personal or property safety, including information on an individual’s ethnicity, religious beliefs, personal biological characteristics, medical health, financial accounts, personal whereabouts), using personal information to make automated decisions and providing personal information to any overseas entity.

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On November 14, 2021, the Cyberspace Administration of China released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As advised by our PRC legal counsel, Zhejiang TaoTeng, we are not among the “operator of critical information infrastructure” or “data processor” as mentioned above. The Company, through Hangzhou Longwen, is to engage in project development and to provide consulting services in culture fields in China, and neither the Company nor its subsidiary is engaged in data activities as defined under the Personal Information Protection Law, which includes, without limitation, collection, storage, use, processing, transmission, provision, publication and deletion of data. In addition, neither the Company nor its subsidiary is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, Measures for Cybersecurity Review (2021 version) was recently adopted and the Regulations on Network Data Security (draft for comments) is in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities.

There remains uncertainties as to when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us. If we inadvertently conclude that the Measures for Cybersecurity Review (2021 version) do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review (2021 version) become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review (2021 version), which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review (2021 version), our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments), both of which had a comment period that expired on January 23, 2022, and if enacted, may subject us to additional compliance requirement in the future. See “-- CSRC has released for public consultation the draft rules for China-based companies seeking to conduct initial public offerings in foreign markets. While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our common stock to investors and could cause the value of our common stock to significantly decline or become worthless.”

Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this registration statement and any future offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to continue to list in the U.S exchange or to offer securities to our investors.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could result in a material change in our operations, financial performance and/or the value of our common stock or impair our ability to raise money.

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The CSRC has released for public consultation the draft rules for China-based companies seeking to conduct initial public offerings in foreign markets. While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our common stock to investors and could cause the value of our common stock to significantly decline or become worthless.

On December 24, 2021, the CSRC released the Draft Rules Regarding Overseas Listing, which had a comment period that expired on January 23, 2022. The Draft Rules Regarding Overseas Listing lay out the filing regulation arrangement for both direct and indirect overseas listing, and clarify the determination criteria for indirect overseas listing in overseas markets.

The Draft Rules Regarding Overseas Listing stipulate that the Chinese-based companies, or the issuer, shall fulfill the filing procedures within three working days after the issuer makes an application for initial public offering and listing in an overseas market. The required filing materials for an initial public offering and listing should include at least the following: record-filing report and related undertakings; regulatory opinions, record-filing, approval and other documents issued by competent regulatory authorities of relevant industries (if applicable); and security assessment opinion issued by relevant regulatory authorities (if applicable); PRC legal opinion; and prospectus.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Draft Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

The Draft Rules Regarding Overseas Listing, if enacted, may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Draft Rules Regarding Overseas List on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our common stock, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our common stock to significantly decline in value or become worthless.

We are a holding company and will rely on dividends paid by our subsidiary for our cash needs. Any limitation on the ability of our subsidiary to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stocks.

We are a holding company and conduct substantially all of our business through our PRC subsidiary, which is a wholly foreign-owned enterprise established in China. We may rely on dividends to be paid by our PRC subsidiary to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under PRC laws and regulations, our PRC subsidiary, which is a wholly foreign-owned enterprise in China, may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. The reserve fund is not distributable as cash dividends.

Our PRC subsidiary generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use its Renminbi revenues to pay dividends to us. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

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In addition, the Enterprise Income Tax Law, or EIT, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Because our business is conducted in RMB and the price of our common stock is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Our business is conducted in the PRC, our books and records are maintained in RMB, which is the currently of the PRC, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the RMB and dollar affect the value of our assets and the results of our operations in United States dollars. The value of the RMB against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions and perceived changes in the economy of the PRC and the United States. Any significant revaluation of the RMB may materially and adversely affect our cash flows, revenue and financial condition.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China.

This depreciation halted in 2017, and the RMB appreciated approximately 7% against the U.S. dollar during this one-year period. The Renminbi in 2018 depreciated approximately by 5% against the U.S. dollar. Starting from the beginning of 2019, the Renminbi has depreciated significantly against the U.S. dollar again. In early August 2019, the PBOC set the Renminbi’s daily reference rate at RMB7.0039 to US$1.00, the first time that the exchange rate of Renminbi to U.S. dollar exceeded 7.0 since 2008. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

There remains significant international pressure on the Chinese government to adopt a flexible currency policy to allow the Renminbi to appreciate against the U.S. dollar. Significant revaluation of the Renminbi may have a material and adverse effect on your investment. Substantially all of our revenues and costs are denominated in Renminbi. Any significant revaluation of Renminbi may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our common stock in U.S. dollars.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

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Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our Company in the United States relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our Company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of the flood of capital outflows of China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Under the PRC Enterprise Income Tax Law, or the EIT Law, we may be classified as a “resident enterprise” of China, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

The EIT Law and its implementing rules provide that enterprises established outside of China whose “de facto management bodies” are located in China are considered “resident enterprises” under PRC tax laws. The implementing rules promulgated under the EIT Law define the term “de facto management bodies” as a management body which substantially manages, or has control over the business, personnel, finance and assets of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued the Circular on Issues Concerning the Identification of Chinese-Controlled Overseas Registered Enterprises as Resident Enterprises in accordance with the Actual Standards of Organizational Management, known as Circular 82, which has provided certain specific criteria for determining whether the “de facto management bodies” of a PRC-controlled enterprise that is incorporated offshore is located in China. However, there are no further detailed rules or precedents governing the procedures and specific criteria for determining “de facto management body.” Although our board of directors and management are located in the PRC, it is unclear if the PRC tax authorities will determine that we should be classified as a PRC “resident enterprise.”

If we are deemed as a PRC “resident enterprise,” we will be subject to PRC enterprise income tax on our worldwide income at a uniform tax rate of 25%, although dividends distributed to us from our existing PRC subsidiary and any other PRC subsidiary which we may establish from time to time could be exempt from the PRC dividend withholding tax due to our PRC “resident recipient” status. This could have a material and adverse effect on our overall effective tax rate, our income tax expenses and our net income. Furthermore, dividends, if any, paid to our shareholders may be decreased as a result of the decrease in distributable profits. In addition, if we were considered a PRC “resident enterprise”, any dividends we pay to our non-PRC investors, and the gains realized from the transfer of our common stock may be considered income derived from sources within the PRC and be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty). It is unclear whether holders of our common stock would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. This could have a material and adverse effect on the value of your investment in us and the price of our common stock.

Changes in international trade policies, trade dispute or the emergence of a trade war, may have a material adverse effect on our business.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our customers, service providers and other partners.

International trade disputes could result in tariffs and other protectionist measures that could adversely affect our business. Tariffs could increase the cost of the goods and products which could affect consumers’ discretionary spending levels and therefore adversely impact our business. In addition, political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on consumer confidence, which could adversely affect our business.

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U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in China.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in China.

The PRC Securities Law was promulgated in December 1998 and was subsequently revised in October 2005, June 2013, August 2014 and December 2019. According to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. While there is no detailed interpretation regarding the rule implementation under Article 177, it will be difficult for an overseas securities regulator to conduct investigation or evidence collection activities in China.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review by China Securities Regulatory Commission, a PRC regulator that is responsible for oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any review of us, our SEC reports, other filings or any of our other public pronouncements.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our registration statement. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

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On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

Pursuant to the HFCAA, the PCOAB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition the PCOAB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Simon & Edward, LLP, is not headquartered in mainland China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

On August 26, 2022, the China Securities Regulatory Commission, or CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in their stock to lose confidence in their audit procedures and reported financial information and the quality of their financial statements.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this registration statement as an auditor registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. Our auditor, Simon & Edward, LLP is headquartered in the United States and is subject to inspection by the PCAOB on a regular basis.

While the Company’s auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the Holding Foreign Companies Accountable Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, the recent developments would add uncertainties to our registration statement and we cannot assure you whether regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC or the PCAOB will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the above amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our common stock could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

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Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. As of the date of this registration statement, we have paid and will continue to pay in the future, social insurance or housing fund contributions for all of our employees, and we have been in compliance with the requirements of relevant PRC regulations. If in the future we are determined by local authorities to fail to make adequate or sufficient contributions to any employee benefits as required by relevant PRC regulations, due to changes in regulations and requirement, we may face late fees or fines in relation to the underpaid employee benefits. As a result, our financial condition and results of operations may be materially and adversely affected.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that MOFCOM shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

The M&A Rules require an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

Our PRC legal counsel, Zhejiang TaoTeng, has advised us that, based on their understanding of the current PRC laws, rules and regulations, the CSRC’s approval is not required for the listing and trading of our common stock on over-the-counter stock market in the context of this registration statement, given that: (i) our PRC subsidiary was incorporated as a wholly foreign-owned enterprise by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are our beneficial owners; and (ii) the CSRC currently has not issued any definitive rule or interpretation concerning whether registration of common stocks like ours under this registration statement is subject to the M&A Rules.

However, our PRC legal counsel has further advised us that there remain some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as we do. If it is

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determined that CSRC approval is required for this registration statement, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this registration statement. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiary, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the registration statement based on foreign laws.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time and all of them are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer”, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring and sale of our offshore investments. Our Company may be subject to filing obligations or taxed if our Company is transferor in such transactions, and may be subject to withholding obligations if our Company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our Company by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our Company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

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Risks Relating to Our Company and Our Industry

We rely entirely on the operations of Hangzhou Longwen Enterprise Management Co., Ltd., (“Hangzhou Longwen”), the Company’s wholly-owned subsidiary in the PRC. Any successes or failures of Hangzhou Longwen will directly impact our financial condition and may cause your investment to be either positively or negatively impacted.

Many very large and well-funded companies have or are entering into various aspects of the project development and business consulting services in cultural industry that we intend serve or that they are offering services that indirectly compete with our proposed management and consulting services. These companies will be able to offer services that will directly compete with our business strategy. These factors could result in declining revenue, or inability to grow our business.

Numerous world class companies have entered into various aspects of our market. There currently are a number of companies worldwide that have already occupied a big portion of the market in which we intend to operate. As a small, early-stage company, it is uncertain if and how we will be able to compete with the new competitors and products that are being announced and deployed. While we believe that we currently have a competitive advantage because of our experienced management team and marketing strategy. However, we cannot give any assurance that we will in fact be able to successfully compete with the existing or new competitors in this mature and evolving marketplace.

We rely substantially on our President. We may be adversely affected if we lose his services or the services of other key personnel or are unable to attract and retain additional personnel.

Our success is substantially dependent on the efforts of our senior management, particularly Mr. Xizhen Ye, our President. The loss of the services of Mr. Ye or other members of our senior management may significantly delay or prevent the achievement of our business objectives. If we lose the services of, or do not successfully recruit, key sales and marketing, technical and corporate personnel, the growth of our business could be substantially impaired. At present, we do not maintain key man insurance for any of our senior management.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to recruit more experienced specialist in culture field or enhance our platform, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in public or private equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

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We may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western-style management and financial reporting concepts and practices, as well as in modern banking and other control systems. We may have difficulty in hiring and retaining a sufficient number of locally-qualified employees to work in the PRC who are capable of satisfying the obligations of a U.S. public reporting company. As a result of these factors, we may experience difficulty in establishing adequate management, legal and financial controls (including internal controls over financial reporting), collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices in the PRC that meet U.S. standards as in effect from time to time.

Risks Relating to the Company’s Securities

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 550,000,000 shares of common stock, of which 65,762,808 shares are issued and outstanding, as of the date of this filing. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of preferred stock with no share issued and outstanding as of the date of this filing. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 and will be substantial, which may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $100,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Form 10 contains forward-looking statements. Our actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read together with the audited financial statements and accompanying notes and the other financial information appearing elsewhere in this report. The analysis set forth below is provided pursuant to applicable Securities and Exchange Commission regulations and is not intended to serve as a basis for projections of future events. Refer also to “Cautionary Note Regarding Forward Looking Statements” in Item 1 above.

Overview

Longwen Group Corp. (the “Company”), was originally incorporated as Expertelligence, Inc in the State of California on March 31, 1980 and reincorporated in the State of Nevada on November 17, 2005.  On January 23, 2017, after a series of various name changes, the Company amended its Articles of Incorporation (“Charter Amendment”) to affect the current name change of Longwen Group Corp with trading symbol of “LWLW”.

The Company underwent a change of control on January 21, 2016, at which time Harold Minsky resigned in all officer positions. G. Reed Petersen and White Rim Cattle Company LLC each purchased 25,000,000 shares of common stock of the Company from Harold Minsky. Mr. Petersen is the Member Manager of White Rim Cattle Company, LLC and thus can be considered a control person of all 50,000,000 shares of stock of the Company. Pursuant to a Board of Directors meeting, Mr. Petersen was elected to and accepted all the officer positions previously held by Harold Minsky.

On or about April 5, 2016, the Company affected a 1 for 750 share reverse split of its issued and outstanding common stock. On such date, the Company’s common stock was reduced from 95,164,140 to 127,061 shares outstanding.

Effective November 29, 2016, G. Reed Peterson sold 66,667 shares of common stock of the Company to Longwen Group Corporation (Cayman Island), a Cayman Island company (“Longwen Cayman”). All of the shares held by Longwen Cayman are restricted securities.  As a result of the transactions, Mr. Petersen no longer owns any of the Company’s capital stock or securities and he and his affiliates waived all loans and other amounts due to the Company. In addition, on such date, Mr. Petersen resigned in all officer capacities from the Company, and Mr. Xizhen Ye, President of Longwen Cayman, was appointed as a sole Director of the Company and President and Chief Executive Officer and Chief Financial Officer of the Company. On August 22, 2018, Mr. Lizhong Lu was appointed as a director of Board.

From August 2018 to June 2021, the Company continued to seek for new business opportunities in order to increase its value of the common stock. However, due to the impact of the Covid-19 pandemic, the progress was delayed and the business goal was not successfully achieved.

On June 9, 2021, Anthony Lombardo (“Lombardo”) filed an Application for Appointment of Custodian (“Application”) with the Eighth Judicial District Court in Nevada to request the custodianship of the Company due to the Company’s non-response and late filing with the State of Nevada. On June 24, 2021, a hearing was held on this Application, where Lombardo was named temporary custodian of the Company. Subsequently after Lombardo’s custodianship, Deanna Johnson was appointed as the CEO, CFO and Secretary of the Company. On September 1, 2021, Deanna Johnson appointed Joseph Passalaqua (“Joseph”) as CEO, CFO and Secretary and resigned from all positions in the Company, On October 25, 2021, Mr. Xizhen Ye (“Ye”), who was the officer and director of the Company prior to Lombardo’s custodianship, and Longwen Group Corporation, a Cayman Island corporation, filed a Motion to Dissolve Custodianship (“Motion”) with the Eighth Judicial District Court of Nevada State. On January 12, 2022, in accordance with a Settlement Agreement regarding Lombardo’s custodianship, Mr. Ye was reinstated his positions as the officer and director of the Company, along with the reinstatement of the other Company’s director, Lizhong Lu, who was also in place prior to Lombardo’s custodianship. On February 9, 2022, pursuant to the Settlement Agreement, Joseph transferred 65,000,000 common stocks of the Company owned by him to Mr. Ye. On February 17, 2022, the Eighth Judicial District Court formally dismissed Lombardo’s custodianship for the Company.

On February 23, 2022, the Company entered into an Acquisition Agreement with a third-party individual to to acquire the 100% ownership of Hangzhou Longwen Enterprise Management Co., Ltd. (“Hangzhou Longwen”), a wholly Foreign-Owned Enterprise (“WOFE”) in Hangzhou, the People’s Republic of China (the “PRC”), for a total cash consideration of $1,000. As a result of the acquisition, Hangzhou Longwen became the Company’s wholly owned subsidiary in the PRC. Hangzhou Longwen was originally registered on January 4, 2012 and has minimum operations since its inception and the Company recognize $1,000 goodwill as a result of the business acquisition.

On March 15, 2022, Hangzhou Longwen entered into a Consulting Service Agreement (the “Service Agreement”) with Yunnan Yusu Import and Export Trading Co., Ltd (China) (“Yunnan Yusu”), pursuant to which, Hangzhou Longwen will provide a series of consulting services to Yunnan Yusu, including to assist in the preparation of jadeite sales and purchase agreement, assist with tax filing, assist with financial report preparation, assist with jadeite business negotiation and business website maintenance.

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Currently, the Company’s revenues are mainly derived from the consulting services with Yunnan Yusu, which totaled $1,171 for the three months ended March 31, 2022.

Components of Our Results of Operations

Revenue

The Company currently only generates revenues through consulting services with Yunnan Yusu.

Professional Expense

Professional expenses principally consist of costs associated with our legal counsel, accountant and consultant.

General and Administrative Expense

General and administrative expenses include the expenses for personnel in executive and other administrative functions, other commercial costs necessary to support the commercial operation of our products and services. General and administrative expenses also include depreciation and impairments of office furniture and equipment.

Interest Expense

Interest expense primarily consists of interest expense incurred under our Revolving Loan Agreement with banks, individual third parties, and minor bank service charges.

Income taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Results of Operations

Results of Operations for the Years Ended on December 31, 2021 and 2020

The Company had earned no revenues nor realized any profits for the years ended on December 31, 2021 and 2020. During the year ended on December 31, 2021, the Company incurred $7,000 for general and administrative and interest expenses and $15,593,500 for the loss on debt settlement, compared with $500 interest expense incurred for the year ended on December 31, 2020, respectively.

Results of Operation for the Three Months Ended on March 31, 2022 and 2021

During the three months ended on March 31, 2022, the Company generated $1,171 of revenue from its consulting services with Yunnan Yusu Import and Export Trading Co., Ltd (China) (“Yunnan Yusu”) compared to $0 revenue for the period of the same quarter of year 2021. During the three months ended March 31, 2022 and 2021, the Company incurred general and administrative and professional expenses of $9,740 and $nil, respectively. The professional expenses for the three months ended March 31, 2022 mainly included consulting expenses and financial advisor fees which was amounted to $34,780. The net loss was $43,250 and $125 for the three months ended on March 31, 2022 and 2021, respectively.

Liquidity and Capital Resources

The Company had no assets as of December 31, 2021 and December 31, 2020. As of March 31, 2022, our total assets were $155,551 compared to $nil for the period ended March 31, 2021.

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We had an accumulated deficit of $18,324,659 as of March 31, 2022. We had cash of $114,539 and a working capital of $53,507 as of March 31, 2022, compared to no cash balance and a deficit working capital of $13,550 at December 31, 2021. The increase in the cash and working capital was primarily due to the issuance of common stocks of the Company during the quarter.

In the next twelve months, the Company will continue to invest in sales, marketing and enhance our services to existing customer. We are also required to spend capital expenditures to fulfill the requirements as a publicly reporting company in the U.S. We expect expenditures to increase to up to $150,000 in the next twelve months to support the growth, which mainly includes to hire salespersons and experienced managements, as well as to increase our working capital. In addition, the Company estimates additional expenditure needed to be $100,000, which mainly provides for maintenance fees of a publicly reporting company respectively.

We expect existing cash, cash equivalents, cash flows from operations, and access to private equity and capital markets to continue to be sufficient to fund our existing operating activities and cash commitments for investing and financing activities, such as debt maturities, and material capital expenditures, for at least the next 12 months. However, we may need additional funds to achieve a sustainable business operation where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Should we require additional capital to the extent the Company’s operations are not sufficient to fund its capital requirements, the Company may attempt to raise capital through the sale of capital stock or through the issuance of debt. The Company intends to continue its efforts in growing its operations, as well as raising funds through private equity, and debt financing.

Going Concern Assessment

The Company demonstrates adverse conditions that raise substantial doubt about the Company’s ability to continue as a going concern. These adverse conditions are negative financial trends, specifically cash outflow from operating activities, operating losses, accumulated deficit and other adverse key financial ratios.

Management’s plan to alleviate the substantial doubt about the Company’s ability to continue as a going concern include attempting to improve its business profitability, its ability to generate sufficient cash flow from its operations and execute the business plan of the Company in order to meet its operating needs on a timely basis. However, there can be no assurance that these plans and arrangements will be sufficient to fund the Company’s ongoing capital expenditures and other requirements.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Off-Balance Sheet Arrangements

Under SEC regulations, we are required to disclose off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

•	Any obligation under certain guarantee contracts,

•	Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets,

•	Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in shareholder equity in our statement of financial position, and

•	Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

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Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The critical accounting policies are discussed in further detail in the notes to the audited consolidated financial statements appearing elsewhere in this registration statement. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

ITEM 3: PROPERTIES

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently uses an office provided by Mr. Ye, the President and the major shareholder of the Company, at no cost to the Company. Mr. Ye has agreed to continue this arrangement until the Company completes an acquisition or merger. We presently own one printer, one interactive intelligent tablet, three computers and one scanner for the Company’s normal business operation.

ITEM 4: SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as May 5, 2022 the number and percentage of the outstanding shares of common stock, which, according to the information available to us, were beneficially owned by:

(i)	each person who is currently a director,

(ii)	each executive officer,

(iii)	all current directors and executive officers as a group, and

(iv)	each person who is known by us to own beneficially more than 5% of our outstanding common stock.

Except as indicated below, each of the stockholders listed below possesses sole voting and investment power with respect to their shares.  The percentage of ownership set forth below is based upon 65,762,808 shares of common stock issued and outstanding as of July 29, 2022. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company.

Name and Address of Beneficial Owner (1)	Position	Amount of Shares Beneficial Owned		Percent of class (2)
Xizhen Ye	President, CEO, CFO and Director	54,833,877	(3)(4)	83.38%
Lizhong Lu	Director	-		0.00%
Yonggang Wang	-	4,729,500		7.19%
Officers and Directors as a Group (2)		54,833,877		83.38%

(1)	The principle address of the officers and directors of the Company is Rm 219, No. 25, Caihe Rd., Shangcheng Dist., Hangzhou City, Zhengjiang Province, China
(2)	Based upon 65,762,808 shares outstanding as of July 29, 2022.
(3)	Includes 54,791,570 shares owned by Mr. Xizhen Ye.
(4)	Includes Mr. Ye’s beneficial ownership of 63.46% of Longwen Group Corporation (Cayman Island), which owns 66,667 shares of the Company’s common stock.

39

ITEM 5: DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following table presents information with respect to our officers, directors and significant employees as of December 31, 2021:

Name	Age	Position
Xi Zhen Ye	59	Chief Executive Officer and Chief Financial Officer; Director
Lizhong Lu	59	Director

The business background description of the officers is set forth below.

Xizhen Ye has been the Company’s Chief Executive Officer and Chief Financial Officer since November 29, 2016. . Mr. Ye is also the President of Longwen Group Corporation (Cayman Island), a Cayman Island company since year 2015 which is also a shareholder of the Company. From February 2016 to August 2018, he served as the President of Zhejiang Longwen Investment Management Co., Ltd. (China), and his job duties include to supervise the management team, review the financial performance and etc. Moreover, Mr. Ye is the General Manager of Hangzhou Longwen Culture & Media Co., Ltd. (China) since year 2011.He has a BS degree in Journalism of Bijing Institute of Humanities (China). Mr. Ye’s business background led to the decision to appoint him to the Company’s Board of Directors.

Lizhong Lu has been a director of the Company since August 22, 2018. Mr. Lu was the General Manager of Chongqing Caiyi Auto Parts Co., Ltd. (China) from October 2010 to June 2014. During May 2015 to November 2017, he served as the CEO of Changzhou Zhou Caiyi Auto Parts Co., Ltd. (China). Mr. Lu graduated from high school in July 1978, and he has numerous years of management experience, including organizational operations and based on this experience, the Company determined to appoint Mr. Lu to its Board of Directors.

Term of Office

All of our directors are appointed for a one-year term to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders.  Our executive officers are appointed by our Board of Directors and hold office until removed by the Board.

Family Relationships

Mr. Lizhong Lu is the brother of Mr. Xizhen Ye’s wife. Other than the foregoing, we currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present director (or person nominated to become director), executive officer, founder, promoter or control person: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Director Independence

The Board consists of two members, none of whom meet the independence requirements of the Nasdaq Stock Market as currently in effect.

40

Committees and Terms

The Board of Directors (the “Board”) has not established any committees. The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Code of Ethics

To date, we have not adopted a Code of Ethics applicable to our principal executive officer and principal financial officer because the Company has no meaningful operations. The Company does not believe that a formal written code of ethics is necessary at this time. We expect that the Company will adopt a code of ethics if and when the Company successfully completes a business combination that results in the acquisition of an on-going business and thereby commences operations.

Conflicts of Interest - General

Our sole officer and two directors are, or may become, in their individual capacities, an officer, director, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While our sole officer and two directors of our business are engaged in business activities outside of our business, they devote to our business such time as they believe to be necessary.

Conflicts of Interest – Corporate Opportunities

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

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ITEM 6: EXECUTIVE COMPENSATION

During the three years ended December 31, 2021, 2020 and 2019, no salaries were paid to any officers or directors.

The following table sets forth compensation for each of the past three fiscal years with respect to each person who serves as an officer of the Company.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Xizhen Ye	2021	-	-	-	-	-	-	-	-
Chief	2020	-	-	-	-	-	-	-	-
Executive Officer/Chief Financial Officer/Director	2019	-	-	-	-	-	-	-	-

Lizhong Lu Director	2021	-	-	-	-	-	-	-	-
	2020	-	-	-	-	-	-	-	-
	2019	-	-	-	-	-	-	-	-

Employment Agreements

The Company currently has no employment agreements with its executive officers or other employees.

Director Compensation

For the years ended December 31, 2021, 2020 and 2019, the directors were not awarded any options or paid any cash compensation.

Stock Option Plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

ITEM 7: CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Hangzhou Longwen has been provided office space by our President, Mr. Ye at no cost. The management determined that such cost is immaterial and did not recognize the rent expenses in its financial statements.

During the three months ended March 31, 2022, the Company borrowed $82,107 from the President of the Company for its normal business operations and the acquisition of Hangzhou Longwen, bearing no interest and due on demand. As of March 31, 2022 and December 31, 2021, the balance of the loan from our President was $82,107 and $nil, respectively.

ITEM 8: LEGAL PROCEEDINGS

Neither we nor any of our officers, directors or holders of five percent or more of its common stock is a party to any pending legal proceedings and to the best of our knowledge, no such proceedings by or against us or our officers, or directors or holders of five percent or more of its common stock have been threatened or is pending against us.

42

ITEM 9: MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price and Stockholder Matters

Shares of our common stock trade in the OTC pink sheets market and quotations for the common stock are listed in the “Pink Sheets” produced by the OTC Markets under the symbol “LWLW”.

The Company began trading in September 1996 on the Over-the-Counter Exchange under the symbol “EXGP”. Over the years, as the Company grew and acquired other companies, it name changed and so did its symbol. It went from “EXGP”, to trading on the OTC Markets-PINK under “EXTL”, to “PYMB” to “DPHS” to its current symbol “LWLW”. Although, at times there has been limited trading in its stock, it has never had it stock suspended from trading by the SEC, FINRA or OTC markets, or any other government or quasi-government agency.

The following table sets forth for the respective periods indicated the closing prices of our common stock in this market as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions. During the fiscal years ended December 31, 2021 and 2020 and for the first three months ended March 31, 2022, and through June 3, 2022, the company’s common stock had a trading history as follows:

Fiscal Year 2020:	High	Low
March 31, 2020	$0.67	$0.63
June 30, 2020	$1.08	$0.63
September 30, 2020	$0.85	$0.14
December 31, 2020	$0.46	$0.04

Fiscal Year 2021:
March 31, 2021	$4.00	$0.04
June 30, 2021	$2.97	$0.76
September 30, 2021	$2.10	$0.10
December 31, 2021	$1.00	$0.20

Fiscal Year 2022:
March 31, 2022	$2.89	$0.33
April 1 through June 3, 2022	$1.00	$1.00

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Last Reported Price

On June 3, 2022, the closing price of our shares of common stock reported on the Pink Sheets was $1.00 per share.

Record Holders

There were 226 holders of record as of June 3, 2022; however, this figure does not include holders of shares registered in “street name” or persons, partnerships, associates, corporations or other entities identified in security position listings maintained by depositories.

Transfer Agent

Our transfer agent is Action Stock Transfer, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121. Their telephone number is (801) 274-1088.

Dividend Policy

We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, any future preferred stock instruments, and any future credit arrangements may then impose.

Penny Stock.

Penny Stock Regulation Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Excluded from the penny stock designation are securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange/system or sold to established customers or accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and the monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our securities have become subject to the penny stock rules, investors may find it more difficult to sell their securities.

Equity Compensation Plans

The Company currently has no compensation plans under which the Company’s equity securities are authorized for issuance.

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ITEM 10: RECENT SALES OF UNREGISTERED SECURITIES

Issuance of Common Stock

Between June 10 to July 1, 2021, the Company borrowed $6,500 from Joseph Passalaqua (“Joseph”) for attorney fee and Nevada state filing fee for the Company, and on July 15, 2021 the Company and Joseph agreed to convert the $6,500 debt into 65,000,000 shares of the Company’s common stock at par value $0.0001 (the “Debt Conversion”). As of December 31, 2021, the outstanding balance of the Borrowings was nil.

In March 2022, the Company sold 386,955 shares of common stock to fifteen investors at $0.30 per share. The investors totally paid $116,087 to the Company for the common stock subscription between March 14, 2022 and March 31, 2022. The Company relied upon Regulation S of the Securities Act of 1933, as amended, for the sale of these securities. No commissions were paid regarding the share issuance and the share certificates were issued with a Rule 144 restrictive legend.

During April 1, 2022 to May 30, 2022, the Company sold 248,792 shares of common stock to twenty-six investors for a total amount of $74,638. The Company relied upon Regulation S of the Securities Act of 1933, as amended, for the sale of these securities. No commissions were paid regarding the share issuance and the share certificates were issued with a Rule 144 restrictive legend.

ITEM 11: DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of Common Stock

We are authorized to issue 550,000,000 shares of our Common Stock, $0.0001 par value (the “Common Stock”). Each share of the Common Stock is entitled to share equally with each other share of Common Stock in dividends from sources legally available therefore, when, and if, declared by our board of directors and, upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in the assets of the Company that are available for distribution to the holders of the Common Stock. Each holder of Common Stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of Common Stock have no preemptive rights, redemption rights or rights of conversion with respect to the Common Stock. Our board of directors is authorized to issue additional shares of our Common Stock within the limits authorized by our Articles of Incorporation and without stockholder action. All shares of Common Stock have equal voting rights, and voting rights are not cumulative.

A total of 65,762,808 shares of common stock are currently outstanding on the date of this Form 10 registration statement.

Description of Preferred Stock

We are authorized to issue 50,000,000 shares of Preferred Stock with $0.0001 par value (the "Preferred Stock") with such relative rights, preferences and designations as may be determined by our Board of Directors in its sole discretion upon the issuance of any shares of Preferred Stock.

No shares of Preferred Stock are issued or outstanding on the date of this Form 10 registration statement.

ITEM 12: INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

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ITEM 13: FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the years ended December 31, 2021 and 2020 and unaudited financial statements for the three-month periods ended March 31, 2022 and 2021 appear at the end of this registration statement on pages F-1 though F-23.

ITEM 14: CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON ACCOUNTING AND FINANCIAL DISCLOSURE

On April 13, 2022, we appointed Simon & Edward, LLP of Los Angeles, California as our new independent auditors.

There have been no disagreements with the independent registered public accounting firm regarding accounting and financial disclosure.

ITEM 15: FINANCILA STATEMENTS, AND EXHIBITS

(a) Financial Statements

Our audited financial statements for the years ended December 31, 2021 and 2020 and unaudited financial statements for the three-month periods ended March 31, 2022 and 2021 appear at the end of this registration statement on pages F-1 though F-23.

(b) Exhibits

See the Exhibit Index beginning following the signature page.

Where You Can Find More Information

For further information with respect to Longwen Group Corp. and its common stock, please refer to the registration statement, including its exhibits and schedules. Statements made in this registration statement relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, at the SEC’s public reference room, located at 100 F Street, NE, Washington, D.C. 20549, by calling the SEC at 1-800-SEC-0330, as well as on the Internet website maintained by the SEC at sec.report.gov. Information contained on any website referenced in this registration statement is not incorporated by reference in this registration statement.

The Company intends that it will be subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, will file periodic reports, proxy statements and other information with the SEC.

You should rely only on the information contained in this registration statement or to which this registration statement has referred you. The Company has not authorized any person to provide you with different information or to make any representation not contained in this registration statement.

46

LONGWEN GROUP CORP.

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements for the Years Ended December 31, 2021 and 2020

Unaudited Financial Statements for the Three Months Ended March 31, 2022 and 2021

F-1

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Longwen Group Corp.

Hangzhou, China

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Longwen Group Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operation and comprehensive income, stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (i) relates to accounts or disclosures that are material to the financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

As described in Notes 4 to the financial statements, the Company and Joseph agreed to convert the $6,500 debt into 65,000,000 shares of the Company’s common stock at par value $0.0001 on June 28, 2021. The fair value of the 65 million shares of common stocks on the contract date was $15,600,000, which result in a loss on debt settlement of $15,593,500 for the year ended December 31, 2021.

Our principal considerations to determine that the valuation of shares issued for debt settlement is a critical audit matter as there was significant accounting estimates involved and significant judgment made by management when assessing the total valuation of 65,000,000 shares of common stock issued which is traded in an inactive stock market, which in turn led to significant auditor judgment, subjectivity, and effort in performing procedures and evaluating management’s assessment of the accounting estimate and disclosures related to the debt settlement.

The primary procedures we performed to address this critical audit matter included:

•

Obtained an understanding of the management’s methodology in developing of the stock valuation for the shares issued based on the debt settlement agreement entered and board approval, including the method or model used to develop the estimate, the assumptions used by management, and the data used to develop the estimate.

•	Developed an independent expectation of the estimate to corroborate the reasonableness of management’s estimate.

•

Reviewed subsequent shares issued for cash (prior to the date of the auditor’s report) to determine whether such share issuances provide audit evidence regarding the accounting estimate management developed and used.

/s/Simon & Edward, LLP

We have served as the Company's auditor since 2022.

Rowland Heights, CA

June 10, 2022

F-2

LONGWEN GROUP CORP.

BALANCE SHEETS

	As of December 31,
	2021	2020

ASSETS
Current assets
Cash and cash equivalents	$-	$-
Total current assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term loan	$12,250	$-
Accrued interest	1,300	-
Total current liabilities	13,550	-

Long-term loan payable	-	12,250
Interest payable	-	800
TOTAL LIABILITIES	13,550	13,050

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS EQUITY
Preferred stock, $0.0001 par value, 50,000,000 authorized, nil shares issued and outstanding	-	-
Common stock, $0.0001 par value, 550,000,000 authorized, 65,127,061 and 127,061 shares issued and outstanding	6,513	13
Additional paid-in capital	18,261,346	2,667,846
Accumulated deficit	(18,281,409)	(2,680,909)
TOTAL STOCKHOLDERS' DEFICIT	(13,550)	(13,050)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

The accompanying notes are an integral part of these financial statements

F-3

LONGWEN GROUP CORP.

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2021	2020

Revenue	$-	$-

Operating expenses:
Selling, general and administrative	6,500	-
Total operating expenses	6,500	-

Loss from operations	(6,500)	-

Other income (expenses):
Interest expenses	(500)	(500)
Loss on debt settlement	(15,593,500)	-
Total other expenses, net	(15,594,000)	(500)

Loss before income tax	(15,600,500)	(500)

Income tax expense	-	-
Net loss	$(15,600,500)	$(500)

Weighted average shares outstanding:
Basic and diluted	33,123,288	127,061

Loss per share:
Basic and diluted	$(0.47)	$(0.00)

The accompanying notes are an integral part of these financial statements

F-4

  LONGWEN GROUP CORP.

STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(15,600,500)	$(500)
Adjustment to reconcile net loss used in operating activities:
Share issuances for debt settlement	15,600,000	-
Changes in operating assets and liabilities:
Accrued interest	500	500
Net cash provided by (used in) operating activities	-	-

Cash flows from financing activities:
Additional paid-in capital	-	-
Net cash provided by (used in) financing activities	-	-

Net increase (decrease) in cash and cash equivalents	-	-
Cash and cash equivalents, beginning balance	-	-
Cash and cash equivalents, ending balance	$-	$-

SUPPLEMENTARY DISCLOSURE:
Interest paid	$-	$-
Income tax paid	$-	$-

The accompanying notes are an integral part of these financial statements

F-5

LONGWEN GROUP CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

	Preferred Stock	Amount	Common Stock	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Equity (Deficit)
Balance December 31, 2019	-	$-	127,061	$13	$2,667,846	$(2,680,409)	$(12,550)

Net loss	-	-	-	-	-	(500)	(500)

Balance December 31, 2020	-	$-	127,061	$13	$2,667,846	$(2,680,909)	$(13,050)

Debt settlement	-	-	65,000,000	6,500	15,593,500	-	15,600,000

Net loss	-	-	-	-	-	(15,600,500)	(15,600,500)

Balance December 31, 2021	-	$-	65,127,061	$6,513	$18,261,346	$(18,281,409)	$(13,550)

The accompanying notes are an integral part of these financial statements

F-6

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Longwen Group Corp. (the “Company”) was originally incorporated as Expertelligence, Inc in the State of California on March 31, 1980 and reincorporated in the State of Nevada on November 17, 2005.  On January 23, 2017, after a series of various name changes, the Company amended its Articles of Incorporation (“Charter Amendment”) to affect the current name change of Longwen Group Corp with trading symbol of “LWLW”.

On or about April 5, 2016, the Company affected a 1 for 750 share reverse split of its issued and outstanding common stocks and reduced to 127,061 shares outstanding. Effective November 29, 2016, 66,667 shares of common stock of the Company were transferred to Longwen Group Corp., a Cayman Island company (“Longwen Cayman”). All of the shares held by Longwen Cayman are restricted securities.  As a result of the transactions, Mr. Xizhen Ye, President of Longwen Cayman, was appointed as a sole Director of the Company, and President and Chief Executive Officer and Chief Financial Officer of the Company. On August 22, 2018, Mr. Lizhong Lu was appointed as a director of Board.

On June 9, 2021, Anthony Lombardo (“Lombardo”) filed an Application for Appointment of Custodian (“Application”) with the Eighth Judicial District Court in Nevada to request the custodianship of the Company due to the Company’s non-response and late filing with the State of Nevada. On June 24, 2021, a hearing was held on this Application, where Lombardo was named temporary custodian of the Company. Subsequently after Lombardo’s custodianship, Deanna Johnson was appointed as the CEO, CFO and Secretary of the Company. On September 1, 2021, Deanna Johnson appointed Joseph Passalaqua (“Joseph”) as CEO, CFO and Secretary and resigned from all positions in the Company.

On October 25, 2021, Mr. Xizhen Ye (“Ye”), the ex-officer and director of the Company prior to Lombardo’s custodianship, and Longwen Cayman, filed a motion to dissolve custodianship (“Motion”) with the Eighth Judicial District Court of Nevada State. Pursuant to the Settlement Agreement entered on January 12, 2022, by Longwen Cayman, Mr. Ye, Lombardo, Joseph and Deanna Johnson regarding Lombardo’s custodianship, Mr. Ye and Mr. Lizhong Lu were reinstated as the officer and directors of the Company, and 65,000,000 common stocks of the Company was transferred from Joseph to Mr. Ye on February 9, 2022. Further on February 17, 2022, the Eighth Judicial District Court officially terminated Lombardo’s custodianship over the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results may differ from those estimates and assumptions.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, bank deposits, and highly liquid investments with maturities of three months or less at the date of origination.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Earnings Per Share

Basic earnings per common share (“EPS”) is computed by dividing net income attributable to the common shareholders of the Company by the weighted-average number of common shares outstanding. Diluted EPS is computed in the same manner as basic EPS, except the number of shares includes additional common shares that would have been outstanding if potential common shares with a dilutive effect had been issued. As of December 31, 2021 and 2020, the Company does not have any potentially dilutive instrument.

F-7

Fair Value Measurements

Fair value accounting establishes a framework for measuring fair value and expands disclosure about fair value measurements. Fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of December 31, 2021 and 2020, the Company did not have any assets or liabilities that were required to be measured at fair value on a recurring basis or on a non-recurring basis.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Accounting Standards Issued but Not Yet Adopted

Credit Losses

In June 2016, the FASB issued ASU No. 2016-13, (FASB ASC Topic 326), Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments which amends the current accounting guidance and requires the use of the new forward-looking “expected loss” model, which requires all expected losses to be determined based on historical experience, current conditions and reasonable and supportable forecasts, rather than the “incurred loss” model. This guidance amends the accounting for credit losses for most financial assets and certain other instruments including trade and other receivables, held-to-maturity debt securities, loans and other instruments. The effective date of ASU No. 2016-13 for smaller reporting companies is postponed to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company believes the adoption of ASU No. 2016-13 will not have a material impact on its financial position and results of operations.

F-8

There were other updates recently issued. The management does not believe that other than disclosed above, accounting pronouncements the recently issued but not yet adopted will have a material impact on its financial position results of operations or cash flows.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. During the year ended December 31, 2021, the Company incurred a net loss of $15,600,500 and had an accumulated deficit of $18,281,409 as of December 31, 2021. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s future success is dependent upon its ability to acquire businesses with profitable operations, generate cash from operating activities and obtain additional financing.  The Company intends to raise funds from the issuance of equity and/or debt securities, but there is no assurance that additional funds from the issuance of equity will be available for the Company to finance its operations on acceptable terms, or at all.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – DEBT SETTLEMENT

Between June 10 to July 1, 2021, the Company advanced $6,500 from Joseph Passalaqua (“Joseph”) to pay attorney fee and Nevada state filing fee incurred. On June 28, 2021, the Company and Joseph agreed to convert the $6,500 debt into 65,000,000 shares of the Company’s common stock at par value $0.0001 (the “Debt Conversion”). The fair value of the 65 million shares of common stocks were $15,600,000, which result in a loss on debt settlement of $15,593,500 for the year ended December 31, 2021.

NOTE 5 – COMMERCIAL LOAN

On December 31, 2019, the Company entered into a loan agreement of $12,250 with a third-party individual with three-year term. The borrowing bears interest of $300 at the effective date of the contract and fixed rate at $500 per annum. The loan will be paid off in a single payment of the outstanding balance of principal and accrued interest on or before the expiration date of the loan agreement.

As of December 31, 2021 and 2020, the outstanding balances of the borrowing were $12,250, and the interest payables were $1,300 and $800, respectively.  Total interest expenses for the long-term loan were $500 and $500, respectively, for the years ended December 31, 2021 and 2020.

NOTE 6 – INCOME TAX

As of December 31, 2021 and 2020, the Company has incurred an accumulated net loss of approximately $18.3 million and $2.7 million which resulted in a net operating loss for income tax purposes. NOLs can carry forward indefinitely up to offset 80 percent of taxable income after CARES Act effect on December 31, 2017. The deferred tax asset has been fully reserved for valuation allowance as the Company believes they will most-likely-than-not realize the benefits.

F-9

Significant components of the deferred tax assets and liabilities for income taxes as of December 31, 2021 and 2020 consisted of the following:

	2021	2020
Deferred tax assets
Net operating loss carry-forward	$5,302	$3,832
Valuation allowance	(5,302)	(3,832)
Net deferred tax assets – noncurrent	$-	$-

Reconciliation of income tax provision and the accounting profit multiplied by U.S. federal income tax rate for the years ended December 31, 2021 and 2020:

	Years Ended December 31,
	2021	2020
Income (loss) at 21% statutory tax rate	$(1,470)	$(105)

Increase (decrease) in income taxes resulting from:
Net operating loss carry forward	-	-
Change in valuation allowance	1,470	105
	$-	$-

NOTE 7 – STOCKHOLDERS’ EQUITY

On June 28, 2021, the Company issued 65,000,000 shares of common stock to Joseph to retire $6,500 loan borrowed. See Note 4 for details. As of December 31, 2021 and 2020, the Company had 65,127,061 and 127,061 shares of common stock issued and outstanding, respectively.

NOTE 8 – CONTINGENCIES

On June 9, 2021, Anthony Lombardo (“Lombardo”) filed an Application for Appointment of Custodian (“Application”) with the Eighth Judicial District Court in Nevada to request the custodianship of the Company due to the Company’s non-response and late filing with the State of Nevada. On June 24, 2021, a hearing was held on this Application, where Lombardo was named temporary custodian of the Company. Subsequently after Lombardo’s custodianship, Deanna Johnson and Joseph Passalaqua (“Joseph”) were designated as the CEO, CFO and Secretary of the Company in June and September 2021, respectively.

On October 25, 2021, Mr. Xizhen Ye (“Ye”), the ex-officer and director of the Company prior to Lombardo’s custodianship, and Longwen Cayman, filed a motion to dissolve custodianship (“Motion”) with the Eighth Judicial District Court of Nevada State. Pursuant to the Settlement Agreement entered on January 12, 2022, by Longwen Cayman, Mr. Ye, Lombardo, Joseph and Deanna Johnson regarding Lombardo’s custodianship, Mr. Ye and Mr. Lizhong Lu were reinstated as the officer and directors of the Company, and 65,000,000 common stocks of the Company was transferred from Joseph to Mr. Ye on February 9, 2022. Further on February 17, 2022, the Eighth Judicial District Court officially terminated Lombardo’s custodianship over the Company.

F-10

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2021 through the date the financial statements were available to be issued. During the period, the Company did not have any material recognizable subsequent events required to be disclosed or adjusted as of and for the year ended December 31, 2021 except for the following:

On February 23, 2022, the Company entered into an Acquisition Agreement with a third-party individual to acquire the 100% ownership of Hangzhou Longwen Enterprise Management Co., Ltd. (“Hangzhou Longwen”), a wholly Foreign-Owned Enterprise (“WOFE”) in Hangzhou, the People’s Republic of China (the “PRC”), for a total cash consideration of $1,000. As a result of the acquisition, Hangzhou Longwen became the Company’s 100% owned subsidiary in the PRC. Hangzhou Longwen was originally registered on January 4, 2012 and has minimum operations since its inception. The Company recognize $993 goodwill as a result of the business acquisition.

On March 15, 2022, Hangzhou Longwen entered into a Consulting Service Agreement (the “Service Agreement”) with Yunnan Yusu Import and Export Trading Co., Ltd (China) (“Yunnan Yusu”), pursuant to which, Hangzhou Longwen will provide a series of consulting services to Yunnan Yusu, including to assist in the preparation of jadeite sales and purchase agreement, assist with tax filing, assist with financial report preparation, assist with jadeite business negotiation and business website maintenance.

In March 2022, the Company sold 386,955 shares of common stock to fifteen non-U.S. investors at $0.30 per share. Total $116,087 were received for the all 386,955 shares subscribed in March 2022. Between April 1, 2022 and May 30, 2022, the Company sold 248,792 shares of common stock to twenty-six investors for a total amount of $74,638. The Company relied upon Regulation S of the Securities Act of 1933, as amended, for the sale of these securities. No commissions were paid regarding the share issuance and the share certificates were issued with a Rule 144 restrictive legend.

F-11

LONGWEN GROUP CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$114,539	$-
Prepaid expense	34,750	-
Total current assets	149,289	-

Property, plant and equipment, net	5,269	-
Goodwill	993	-
TOTAL ASSETS	$155,551	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Commercial loan	$12,250	$12,250
Shareholder loans	82,107	-
Accrued interest	1,425	1,300

Total Current Liabilities	95,782	13,550

TOTAL LIABILITIES	95,782	13,550

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 50,000,000 authorized, nil shares issued and outstanding	-	-
Common stock, $0.0001 par value, 550,000,000 authorized, 65,514,016 and 65,127,061 shares issued and outstanding	6,552	6,513
Additional paid-in capital	18,377,394	18,261,346
Accumulated deficits	(18,324,659)	(18,281,409)
Accumulated other comprehensive income	482	-
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	59,769	(13,550)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$155,551	$-

The accompanying notes are an integral part of these consolidated financial statements

F-12

LONGWEN GROUP CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND

OTHER COMPREHENSIVE INCOME/ (LOSS)

(UNAUDITED)

	For the Three Months Ended March 31,
	2022	2021

Revenue	$1,171	$-

Operating Expenses
Professional expenses	34,780	-
Selling, general and administrative Expenses	9,740	-

Total operating expenses	44,520	-

Loss from operations	(43,349)	-

Other income (expenses):
Interest expense	(125)	(125)
Interest income	212
Other income, net	12
Total other income	99	-

Net loss before income tax	(43,250)	-
Income tax expense	-	-

Net loss	$(43,250)	$(125)

Other comprehensive income (loss)
Foreign currency translation income	482	-

Total other comprehensive loss	482	-

Comprehensive loss	$(42,768)	$(125)

Weighted average shares outstanding:
Basic and diluted	65,173,317	127,061

Earnings per share:
Basic and diluted	$(0.00)	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements

F-13

LONGWEN GROUP CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31,
	2022	2021

Cash flows from operating activities:
Net loss	$(43,250)	$(125)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	143	-
Changes in operating assets and liabilities:
Prepaid expense	(34,750)	-
Accrued interest	125	125
Net cash used in operating activities	(77,732)	-

Cash flows from investing activities:
Purchase of property and equipment	(5,412)	-
Cash obtained from business acquisition	7	-
Net cash used in investing activities	(5,405)	-

Cash flows from financing activities:
Proceeds from shareholder loans	82,107	-
Proceeds from share issuance	116,087	-
Net cash provided by financing activities	198,194	-

Effect of exchange rate changes on cash and cash equivalents	(518)	-
Net increase in cash and cash equivalents	114,539	-

Cash and cash equivalents, beginning balance	-	-
Cash and cash equivalents, ending balance	$114,539	$-

Supplemental Disclosures:

Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental Disclosures of Non-Cash Investing and Financing Activities:

Acquisition of Hangzhou Longwen Enterprise Management with shareholder loan	$993	$-

The accompanying notes are an integral part of these financial statements

F-14

  LONGWEN GROUP CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

(UNAUDITED)

	Preferred Stock	Amount	Common Stock	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholder’s (Deficit) Equity

Balance December 31, 2021	-	$-	65,127,061	$6,513	$18,261,346	$(18,281,409)	-	$(13,550)

Issuance of common stock	-	-	386,955	39	116,048	-	-	116,087
Other comprehensive income	-	-	-	-	-	-	482	482
Net loss	-	-	-	-	-	(43,250)	-	(43,250)

Balance March 31, 2022	-	$-	65,514,016	$6,552	$18,377,394	$(18,324,659)	$482	$59,769

	Preferred Stock	Amount	Common Stock	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Shareholder Equity

Balance December 31, 2020	-	$-	127,061	$13	$2,667,846	$(2,680,909)	-	$(13,050)

Issuance of common stock	-	-	-	-	-	-	-	-
Other comprehensive loss	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	(125)	-	(125)

Balance March 31, 2021	-	$-	127,061	$13	$2,667,846	$(2,681,034)	$-	$(13,175)

The accompanying notes are an integral part of these consolidated financial statements

F-15

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Longwen Group Corp. (the “Company”), was originally incorporated as Expertelligence, Inc in the State of California on March 31, 1980 and reincorporated in the State of Nevada on November 17, 2005.  On January 23, 2017, after a series of various name changes, the Company amended its Articles of Incorporation (“Charter Amendment”) to affect the current name change of Longwen Group Corp with trading symbol of “LWLW”.

On or about April 5, 2016, the Company affected a 1 for 750 share reverse split of its issued and outstanding common stocks and reduced to 127,061 shares outstanding. Effective November 29, 2016, 66,667 shares of common stock of the Company were transferred to Longwen Group Corp., a Cayman Island company (“Longwen Cayman”). All of the shares held by Longwen Cayman are restricted securities.  As a result of the transactions, Mr. Xizhen Ye, President of Longwen Cayman, was appointed as a sole Director of the Company, and President and Chief Executive Officer and Chief Financial Officer of the Company. On August 22, 2018, Mr. Lizhong Lu was appointed as a director of Board.

On June 9, 2021, Anthony Lombardo (“Lombardo”) filed an Application for Appointment of Custodian (“Application”) with the Eighth Judicial District Court in Nevada to request the custodianship of the Company due to the Company’s non-response and late filing with the State of Nevada. On June 24, 2021, a hearing was held on this Application, where Lombardo was named temporary custodian of the Company. Subsequently after Lombardo’s custodianship, Deanna Johnson was appointed as the CEO, CFO and Secretary of the Company. On September 1, 2021, Deanna Johnson appointed Joseph Passalaqua (“Joseph”) as CEO, CFO and Secretary and resigned from all positions in the Company, On October 25, 2021, Mr. Xizhen Ye (“Ye”), the ex-officer and director of the Company prior to Lombardo’s custodianship, and Longwen Cayman, filed a motion to dissolve custodianship (“Motion”) with the Eighth Judicial District Court of Nevada State. Pursuant to the Settlement Agreement entered on January 12, 2022, by Longwen Cayman, Mr. Ye, Lombardo, Joseph and Deanna Johnson regarding Lombardo’s custodianship, Mr. Ye and Mr. Lizhong Lu were reinstated as the officer and directors of the Company, and 65,000,000 common stocks of the Company was transferred from Joseph to Mr. Ye on February 9, 2022. Further on February 17, 2022, the Eighth Judicial District Court officially terminated Lombardo’s custodianship over the Company.

On February 23, 2022, the Company entered into an Acquisition Agreement with a third-party individual to acquire the 100% ownership of Hangzhou Longwen Enterprise Management Co., Ltd. (“Hangzhou Longwen”), a wholly foreign-owned enterprise (“WOFE”) in Hangzhou, the People’s Republic of China (the “PRC”), for a total cash consideration of $1,000. As a result of the acquisition, Hangzhou Longwen became the Company’s wholly owned subsidiary in the PRC. Hangzhou Longwen was originally registered on January 4, 2012 and has minimum operations since its inception. The Company recognize $993 goodwill upon consummated the acquisition.

On March 15, 2022, Hangzhou Longwen entered into a Consulting Service Agreement (the “Service Agreement”) with Yunnan Yusu Import and Export Trading Co., Ltd (China) (“Yunnan Yusu”), pursuant to which, Hangzhou Longwen will provide a series of consulting services to Yunnan Yusu, including to assist in the preparation of jadeite sales and purchase agreement, assist with tax filing, assist with financial report preparation, assist with jadeite business negotiation and business website maintenance.

Currently, the Company’s revenues are mainly derived from the consulting services with Yunnan Yusu, which totaled $1,171 for the three months ended March 31, 2022.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying unaudited consolidated financial statements include the accounts of the Company and its subsidiary as described in Note 1. All significant intercompany transactions and balances have been eliminated in the consolidation.

F-16

Basis of Presentation

The unaudited consolidated financial statements presented herein have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and in accordance with the instructions to Regulation S-X. Accordingly, the financial statements do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments, including normal recurring adjustments, considered necessary for a fair statement of the financial statements have been included. Operating results for the three months ended March 31, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results may differ from those estimates and assumptions.

Foreign Currency Transactions

The Company’s consolidated financial statements are presented in U.S. dollars ($), which is the Company’s reporting and functional currency. The functional currency of the Company’s subsidiary is RMB. The resulting translation adjustments are reported under other comprehensive loss in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 220 (“ASC 220”), “Reporting Comprehensive Income”. Gains and losses resulting from the translation of foreign currency transactions are reflected in the consolidated statements of operations and other comprehensive income (loss). Monetary assets and liabilities denominated in foreign currency are translated at the functional currency using the rate of exchange prevailing at the balance sheet date. Any differences are taken to profit or loss as a gain or loss on foreign currency translation in the consolidated statements of operations and other comprehensive income (loss).

The Company translates the assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date and the statements of operations and cash flows are translated at an average rate during the reporting period. Adjustments resulting from the translation from RMB into U.S. dollars are recorded in shareholders’ equity as part of accumulated other comprehensive loss. The exchange rate used for financial statements are as follows:

	Average Rate for the three months ended March 31,
	2022		2021
China yuan (RMB)	RMB	6.339325	RMB	-
United States dollar ($)		$1.000000		$-

	Exchange Rate at
	March 31, 2022		December 31, 2021
China yuan (RMB)	RMB	6.346184	RMB	-
United States dollar ($)		$1.000000		$-

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, bank deposits, and highly liquid investments with maturities of three months or less at the date of origination. As of March 31, 2022 and December 31, 2021, the Company had a total of cash in bank of $114,539 and $nil, respectively.

F-17

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided on the straight-line method over their estimated useful lives. When an asset is retired or sold, its cost and the related accumulated depreciation are eliminated from the respective accounts, and any gain or loss is recorded in other income (expense).

Depreciation is computed by the straight-line method over the following estimated useful lives:

Years
Machine and equipment	5 years

Goodwill

The Company’s goodwill was recorded as a result of the Company’s business combination. Goodwill represents the excess of the cost of a business acquired over the net of the amounts assigned to assets acquired, including identifiable intangible assets, and liabilities assumed.  The Company tests its recorded goodwill for impairment on an annual basis, or more often if indicators of potential impairment exist, by determining if the carrying value of each reporting unit exceeds its estimated fair value. Factors that could trigger an interim impairment test include, but are not limited to, underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the Company’s overall business, significant negative industry or economic trends.

Impairment of Long-lived Assets

The Company reviews long-lived assets when changes in circumstances or event could impact the recoverability of the carrying value of the assets. Recoverability of long-lived assets is determined by comparing the estimated undiscounted cash flows related to the long-lived assets to their carrying value. Impairment is determined by comparing the present value of future undiscounted cash flows, or some other fair value measure, to the carrying value of the asset.  Management determined that no impairment of long-lived assets existed as of March 31, 2022.

Revenue Recognition

The Company’s revenues are derived primarily from providing consulting service. The Company recognizes revenue when persuasive evidence of a contract with a customer exists and a performance obligation is identified and satisfied as the customer obtains control of the goods or services. See Note 6 for additional information.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F-18

Earnings Per Share

Basic earnings per common share (“EPS”) is computed by dividing net income attributable to the common shareholders of the Company by the weighted-average number of common shares outstanding. Diluted EPS is computed in the same manner as basic EPS, except the number of shares includes additional common shares that would have been outstanding if potential common shares with a dilutive effect had been issued. As of March 31, 2022 and December 31, 2021, the Company does not have any potentially dilutive instrument.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which could result in a loss to the Company which will be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies arising from legal proceedings pending against the Company or unasserted claims that may rise from such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable a material loss will be incurred and the amount of the loss can be reasonably estimated, then the estimated loss is accrued in the Company’s financial statements. If the assessment indicates a material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Fair Value Measurements

Fair value accounting establishes a framework for measuring fair value and expands disclosure about fair value measurements. Fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

As of March 31, 2022 and December 31, 2021, the Company did not have any assets or liabilities that were required to be measured at fair value on a recurring basis or on a non-recurring basis.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

F-19

Accounting Standards Issued but Not Yet Adopted

Credit Losses

In June 2016, the FASB issued ASU No. 2016-13, (FASB ASC Topic 326), Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments which amends the current accounting guidance and requires the use of the new forward-looking “expected loss” model, which requires all expected losses to be determined based on historical experience, current conditions and reasonable and supportable forecasts, rather than the “incurred loss” model. This guidance amends the accounting for credit losses for most financial assets and certain other instruments including trade and other receivables, held-to-maturity debt securities, loans and other instruments. The effective date of ASU No. 2016-13 for smaller reporting companies is postponed to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company believes the adoption of ASU No. 2016-13 will not have a material impact on its financial position and results of operations.

There were other updates recently issued. The management does not believe that other than disclosed above, accounting pronouncements the recently issued but not yet adopted will have a material impact on its financial position results of operations or cash flows.

NOTE 3 – GOING CONCERN

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.  During the three months ended March 31, 2022, the Company incurred a net loss of $43,250. The Company had an accumulated deficit of $18,324,659 as of March 31, 2022. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s future success is dependent upon its ability to acquire and achieve business with  profitable operations, generate cash from operating activities and obtain additional financing.  The Company intends to raise funds from the issuance of equity and/or debt securities, but there is no assurance that additional funds from the issuance of equity will be available for the Company to finance its operations on acceptable terms, or at all.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – EQUIPMENT, NET

As of March 31, 2022 and December 31, 2021, property and equipment consisted of the following:

	March 31, 2022	December 31, 2021

Equipment	$5,412	$-
Less: accumulated depreciation	(143)	-
Total equipment, net	$5,269	$-

Depreciation expense was $143 and $nil for the three months ended March 31, 2022 and 2021, respectively.

F-20

NOTE 5 – COMMERCIAL LOAN

The Company’s commercial loan consisted of the following as of March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021
Loan with a third-party lender; the loan bears a fixed interest at $500 annum and matures on December 31, 2022	$12,250	$12,250
Total loans	12,250	12,250
Less: current portion of long-term loans	(12,250)	(12,250)
Total long-term loans	$-	$-

On December 31, 2019, the Company entered into a loan agreement of $12,250 with a third-party individual with three-year term. The borrowing bears interest of $300 at the effective date of the contract and fixed rate at $500 per annum, which matures on December 31, 2022. The loan will be paid off in a single payment of the outstanding balance of principal and accrued interest on or before the expiration date of the loan agreement.

As of March 31, 2022 and 2021, the outstanding balances of the borrowing were $12,250, and the interest payables were $1,425 and $925, respectively.  Total interest expenses for the loan were $125 and $125, respectively, for the three months ended March 31, 2022 and 2021.

NOTE 6 – REVENUE RECOGNITION

The Company’s revenues are mainly derived from the consulting services with Yunnan Yusu through Hangzhou Longwen, which totaled $1,171 for the three months ended March 31, 2022.

The Company recognizes revenue when a customer obtains control of promised products or services, in an amount that reflects the consideration expected to be received in exchange for those products or services. The Company follows the five-step model prescribed under Topic 606: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the Company satisfies each performance obligation. Revenues are presented net of any sales or value added taxes collected from customers and remitted to the government.

The Company’s consulting revenues consist of the delivery of focused insights and recommendations that assist customer with their challenges in developing and executing strategies around jadeite trade business, valuation of jadeite materials and the customer’s financial reporting. The consulting service provided are fixed-fee arrangements that are generally in one year term. The Company has concluded that each contract represents a single performance obligation as each is a single promise to deliver a customized engagement and deliverable. For the majority of these services, either practically or contractually, the work performed and delivered to the customer has no alternative use to the Company. Additionally, the Company maintains an enforceable right to payment at all times throughout the contract.

F-21

NOTE 7 – INCOME TAX

As of March 31, 2022 and 2021, the Company has incurred an accumulated net loss of approximately $18.4 million and $2.7 million which resulted in a net operating loss for income tax purposes. NOLs can carry forward indefinitely up to offset 80 percent of taxable income after CARES Act effect on December 31, 2017. The deferred tax asset has been fully reserved for valuation allowance as the Company believes they will most-likely-than-not realize the benefits.

Provision (benefit) for income taxes for the three months ended March 31, 2022 and 2021. Significant components of the deferred tax assets and liabilities for income taxes as of March 31, 2022 and December 31, 2021 consisted of the following:

	March 31, 2022	December 31, 2021
Deferred tax assets
Net operating loss carry-forward	$14,385	$5,302
Total	$14,385	$5,302
Valuation allowance	(14,385)	(5,302)
Net deferred tax assets - noncurrent	$-	$-

Reconciliation of income tax provision and the accounting profit multiplied by U.S. federal income tax rate for the three months ended March 31, 2022 and December 31, 2021:

	Three Months Ended December 31,
	2022	2021
Income (loss) at 21% statutory tax rate	$(9,083)	$(26)

Increase (decrease) in income taxes resulting from:
Net operating loss carry forward	-	-
Change in valuation allowance	9,083	26
	$-	$-

NOTE 8 – STOCKHOLDERS’ EQUITY

Common Stock

On June 28, 2021, the Company issued 65,000,000 shares of common stock to Joseph to retire $6,500 loan borrowed.

In March 2022, the Company sold 386,955 shares of common stock to fifteen non-U.S. investors at $0.30 per share. Total $116,087 was received for the all 386,955 shares subscribed in March 2022. The Company relied upon Regulation S of the Securities Act of 1933, as amended, for the sale of these securities. No commissions were paid regarding the share issuance and the share certificates were issued with a Rule 144 restrictive legend.

F-22

NOTE 9 – RELATED PARTY TRANSACTIONS

Hangzhou Longwen has been provided office space by our President, Mr. Ye at no cost. The management determined that such cost is immaterial and did not recognize the rent expenses in its financial statements.

During the three months ended March 31, 2022, the Company borrowed total $82,107 from the President of the Company for its normal business operations and the acquisition of Hangzhou Longwen.  The borrowing bearis no interest and due on demand. As of March 31, 2022 and 2021, the balance of the loan due to our President was $82,107 and $nil, respectively.

NOTE 10 – SUBSEQUENT EVENTS

Between April 1, 2022 and May 30, 2022, the Company sold 248,792 shares of common stock to twenty-six investors for a total amount of $74,638. The Company relied upon Regulation S of the Securities Act of 1933, as amended, for the sale of these securities. No commissions were paid regarding the share issuance and the share certificates were issued with a Rule 144 restrictive legend.

F-23

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

LONGWEN GROUP CORP.

Date: September 15, 2022	By:	/s/ Xizhen Ye
Xizhen Ye

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Exhibit Index

Copies of the following documents are included as exhibits to this registration statement.

Exhibit No.	Title of Document

2.1	Acquisition Agreement for Hangzhou Longwen Enterprise Management Co., Ltd.(1)

3.1	Articles of Incorporation and Amendment thereto.(1)

3.2	Bylaws(1)

5.1	Opinion of Zhejiang TaoTeng Law Firm (1)

21	Subsidiary List of Longwen Group Corp. (1)

23.1	Consent of Independent Auditing Firm (2)

(1)	Previously Filed.
(2)	Filed herewith.

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